UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware		001-38073		81-4549921
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

		300 E. Rio Salado Parkway
	Tempe	Arizona	85281
		(Address of principal executive offices, including zip code)

(602) 852-6604
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange
Preferred Stock Purchase Rights	-	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2023, a subsidiary of Carvana Co., Ally Bank, and Ally Financial Inc. (together, the "Ally Parties") amended the Second Amended and Restated Master Purchase and Sale Agreement (the "MPSA") to clarify the Commitment Period of the Ally Parties' commitment to purchase up to $4.0 billion of automotive finance receivables. The Commitment Period began on January 13, 2023 and the Scheduled Commitment Termination Date is January 12, 2024.

The Ally Parties' commitment to purchase up to $4.0 billion of automotive finance receivables applies to receivables sold beginning January 13, 2023. No receivables sold prior to January 13, 2023 count against the Commitment Amount.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the Second Amended and Restated Master Purchase and Sale Agreement

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from the Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 20, 2023	CARVANA CO.

		By:	/s/ Paul Breaux
		Name:	Paul Breaux
		Title:	Vice President, General Counsel, and Secretary